Exhibit 4

Cottonwood Multifamily REIT I, Inc.
SUBSCRIPTION AGREEMENT & INVESTOR INSTRUCTIONS

If you need assistance in completing this Subscription Agreement please call (844) 422-2584. Please send all paperwork and subscription payments to:

UMB Bank, N.A., as escrow agent for
Cottonwood Multifamily REIT I, Inc.
1010 Grand Blvd., 4th Floor
Kansas City, MO 64106
Wires may be sent to:
FFC: Investor Name
ABA# 101000695
DDA#: 9872190556

1. INVESTMENT INFORMATION

Amount of Subscription: $_______________________________

Investment Type:
☐ Initial Investment (Minimum Subscription: $10,000)
☐ Additional Investment (No Minimum Subscription Amount)

2. INVESTMENT TYPE (check one box)

Non-Qualified

☐ Tenants in Common[1]
☐ Joint Tenants with Right of Survivorship[1]
☐ Individual[2]
☐ Trust[3]
☐ Community Property[1]
☐ Uniform Gift to Minors Act: State of __________
☐ Uniform Transfer to Minors Act: State of __________
☐ Partnership[4]
☐ C Corporation[4]
☐ S Corporation[4]
☐ Limited Liability Company[4]
☐ Other: __________________

Qualified

☐ Traditional (Individual) IRA[5]
☐ Simple IRA[5]
☐ SEP IRA[5]
☐ ROTH IRA[5]
☐ Beneficial as Beneficiary for: __________________
☐ Pension or Profit Sharing Plan[3]
☐ KEOGH Plan[3]
☐ Other: __________________

Custodian Information (to be completed by Custodian)

Name of Custodian: ____
Street Address: ____
City, State, Zip: ______________________________ Phone #: ______________________________
Custodian Tax ID #: ______________________ Custodian Account #: ______________________________

(1) All parties must sign this Subscription Agreement
(2) In community property states, if the investor is married, then his or her spouse must sign and submit the Consent of Spouse attached hereto as Attachment B
(3) Please attach a trustee certification or pages of the trust/plan document which lists the names of the trust/plan and trustees authorized to sign on behalf of the trust/plan
(4) Please attach evidence of authority to sign on behalf of the entity
(5) Please submit this subscription agreement to the custodian of record prior to submitting to DST Systems

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Cottonwood Multifamily REIT I, Inc.
3. INVESTOR INFORMATION
Section A: For Individuals, Community Property, Joint Tenants, Tenants is Common, & IRA accounts*
Name(s):             Mailing Address:             E-mail Address:             Phone: Home: (            )            Mobile: (            )            Social Security Number:             Date of Birth:            Joint Owner Social Security Number:             Joint Owner Date of Birth:
Section B: For Trust, Partnership, LLC, and Corporation accounts*
Name of Trust or Entity:             Tax-ID of Trust or Entity:             Date of Formation:             Name of Trustee(s) or Authorized Person(s):
            Social Security Number(s):             Date of Birth(s):             Mailing Address:             E-mail Address:             Phone: Home: (            )            Mobile: (            )
* [One Form W-9 attached hereto as Attachment A must completed per account]
Please check one of the following options for delivery of investor information:
By checking this box, the Company will send certain investor communications to you in electronic form to the e-mail address provided in this section. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand that you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it in writing to the Company.
By checking this box, the Company will send all investor communications to you in paper form.
4. DISTRIBUTIONS (indicate to whom distributions should be sent)
I hereby authorize the Company or its agent (DST Systems) to initiate entries into the account listed below or to send funds directly to the financial institution/individual(s) listed below. This authorization will remain in effect until you notify the Company or DST Systems in writing to cancel it with time to afford a reasonable opportunity to act on it. This authorization relates solely to this investment. Please select one of the options below:
I choose to have my distributions I choose to have checks sent to I choose to have checks sent to to be directly deposited into my the person(s) or financial the individual(s) listed in Section 3. bank account. [Attach voided check institution listed below. and complete information below] [Distributions for custodial accounts will be sent to the Custodian of record]
Bank, Brokerage Firm or Person:
            Mailing Address:             Account Type:             Account Number:             ABA Routing Number:
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Cottonwood Multifamily REIT I, Inc.
5. INVESTOR SUITABILITY REQUIREMENTS
Please check one of the following:
I AM AN ACCREDITED INVESTOR (check one of the following):
If a natural person, I hereby represent and warrant that (i) I have an individual net worth, or joint net worth with my spouse (exclusive of the value of my primary residence) of more than $1,000,000 (for purposes of determining net worth, exclude the value of your primary residence as well as the amount of indebtedness secured by your primary residence, up to the fair market value. Any amount in excess of the fair market value of your primary residence must be included as a liability. In the event the indebtedness on your primary residence was increased in the 60 days preceding the completion of this Subscription Agreement, the amount of the increase must be included as a liability in the net worth calculation.); or (ii) I have individual income in excess of $200,000, or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.
If other than a natural person, such entity represents and warrants that such entity is (i) a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring shares, with total assets in excess of $5,000,000; or (ii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in shares; or (iii) a broker-dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); or (v) a business development company (as defined in section 2(a)(48) of the Investment Company Act); or (vi) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; or (vii) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or (viii) a private business development company (as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended); or (ix) a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5) (A) of the Securities Act whether acting in its individual or fiduciary capacity; or (x) an entity in which all of the equity owners are Accredited Investors; or (xi) a grantor revocable trust where the grantors meet the qualifications under “Natural Persons” above.
I AM NOT AN ACCREDITED INVESTOR (check one of the following):
If a natural person, I hereby represent and warrant that the investment in shares is not more than 10% of the greater of (i) my individual net worth, or joint net worth with my spouse, excluding the value of my primary residence (for purposes of determining net worth, exclude the value of your primary residence as well as the amount of indebtedness secured by your primary residence, up to the fair market value. Any amount in excess of the fair market value of your primary residence must be included as a liability. In the event the indebtedness on your primary residence was increased in the 60 days preceding the completion of this Subscription Agreement, the amount of the increase must be included as a liability in the net worth calculation.); or (ii) my individual income, or joint income with my spouse, in each of the two most recent years and I have a reasonable expectation that an investment in shares will not exceed 10% of my individual or joint income in the current year.
If other than a natural person, such entity represents and warrants that the investment in shares is not more than 10% of the greater of (i) such entity’s revenue, as of the most recently completed fiscal year; or (ii) such entity’s net assets, as of the most recently completed fiscal year.
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Cottonwood Multifamily REIT I, Inc.
6. INVESTOR SIGNATURES
THE UNDERSIGNED INVESTOR HEREBY ACKNOWLEDGES AND REPRESENTS THAT IT HAS RECEIVED THE FINAL OFFERING CIRCULAR, AS SUPPLEMENTED, AND ANY EXHIBITS AND APPENDICES THERETO.
THE UNDERSIGNED INVESTOR HEREBY CERTIFIES THAT ALL OF THE INFORMATION, REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS SET FORTH HEREIN ARE TRUE AND CORRECT IN ALL RESPECTS. THE UNDERSIGNED INVESTOR HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED IN SECTION 3 ABOVE.
Executed this             day of             ,             .
X             X
Signature (Investor, or Authorized Signatory) Joint Owner Signature (Investor, or Authorized Signatory)
Printed Name Printed Name
Title (if applicable) Title (if applicable)
* CUSTODIAL APPROVAL:
By executing this Subscription Agreement, Custodian certifies to Cottonwood Multifamily REIT I, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in Section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owner or the number of shares held by the Custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the shareholders entitled to notice of or to vote at each annual or special meeting of shareholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of the shareholders, but on or prior to the date of such annual or special meeting of shareholders, shall not be effective until after the holding of such annual or special meeting of shareholders of the Company), then each Bene?cial Owner (and not the Custodian) will be deemed the holder of record for the shares of common stock entitled to notice of or to vote at each annual or special meeting of shareholders.
X
Signature (Custodian’s Authorized Signatory)
Printed Name
7. COMPANY APPROVAL (to be completed by the Company upon acceptance of this Subscription Agreement)
THE COMPANY HEREBY ACCEPTS THIS SUBSCRIPTION AGREEMENT.
Dated:             , 20
Cottonwood Residential, Inc., a Maryland corporation
By:            Printed Name:            Title:
* Custodian stamp or Medallion Signature Guarantee required on custodied accounts.
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Cottonwood Multifamily REIT I, Inc.
8. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR—REPRESENTATIONS & WARRANTIES
The investor’s registered representative (the “Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”) must sign below to complete the order.
If sold by a Registered Representative, the Registered Representative and the Broker-Dealer hereby represent and warrant that (i) he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence and (ii) the Registered Representative and the Broker-Dealer are aware of and have reviewed Rule 262 of Regulation A of the Securities Act of 1933 and neither the Registered Representative nor the Broker-Dealer is subject to statutory disqualification under such Rule 262. If sold by a Registered Investment Advisor, the Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration.
Investor suitability requirements have been established by the Company and are in the Offering Circular under “Who May Invest.” Before recommending the purchase of shares, we have reasonable grounds to believe, on the basis of information supplied by the subscriber concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the subscriber is an “accredited investor” as defined in Section 501(a) of Regulation D of the Securities Act or, if the investor is not an “accredited investor” the investment in shares will not exceed 10% of the investors net income or net assets; (ii) the subscriber meets the investor suitability requirements established by the Company; (iii) the subscriber has a net worth and income sufficient to sustain the risks inherent in the shares, including loss of investment and lack of liquidity; and (iv) the shares are otherwise a suitable investment for the subscriber. We will maintain in our files documents disclosing the basis upon which the suitability of this subscriber was determined as well as documents establishing a pre-existing relationship with the subscriber. We verify that the above subscription either does not involve a discretionary account or, if so, that the subscriber’s prior written approval was obtained relating to the liquidity and marketability of the shares during the term of the investment.
Name of Investor:
Broker-Dealer or Investment Advisor Firm Name:
Registered Representative:             (Please Print)
Registered Representative’s BRANCH ADDRESS:             Operations E-mail address:             Rep E-mail address:             Branch Phone Number: (            )
The representations and warranties above are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Registered Representative and Broker-Dealer or the Registered Investment Advisor will immediately notify the Company in writing of the fact which makes the representation or warranty untrue.
X             X
Signature of Registered Representative or Registered Broker-Dealer Principal Approval Signature Investment Advisor
Date Date
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Cottonwood Multifamily REIT I, Inc.

ATTACHMENT A

FORM W-9

Form **W-9** (Rev. December 2014) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ____

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exemption from FATCA reporting code (if any) ____

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

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Cottonwood Multifamily REIT I, Inc.
ATTACHMENT B
CONSENT OF SPOUSE
(For purchasers in community property states, which are currently Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin)
I,             , spouse of             (Print Name of Spouse) (Print Name of Investor)
have read and hereby approve of the Instructions to Investors and Subscription Agreement of Cottonwood Multifamily REIT I, Inc., a Maryland corporation (the “Company”), for Common Stock of the Company (the “Subscription Agreement”), which my spouse has signed. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights related to a purchase of any such shares and agree to be bound by the provisions of the Subscription Agreement, the Offering Statement of common stock of the Company, dated [            ], 20[            ] and all Exhibits and supplements thereto, and any other documents related to the purchase of any such shares (collectively, the “Purchase Documents”) insofar as I may have any rights in said Purchase Documents or any property or interest subject thereto under the community property laws of the State of             or similar laws relating to marital property in effect in the state of our residence as of the date of signing of the Subscription Agreement and/or the Purchase Documents.
Dated:             , 20            Signature of Spouse
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